UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2010

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is being filed to amend Item 5.07(b)(i) to correct typos in the number of shares that were previously reported as being voted “For” Messrs. Boomer and Diehl on the Form 8-K filed by First Defiance Financial Corp. on April 26, 2010 (the “Form 8-K”). Other than the correction of those numbers, the Form 8-K is unchanged. This Form 8-K/A is limited in scope to Item 5.07 and does not amend, update, or change any other items or disclosures contained in the Form 8-K.

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	On April 20, 2010, First Defiance Financial Corp. (“First Defiance”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on March 5, 2010, the voting record date, there were 8,117,520 First Defiance common shares outstanding and entitled to vote. At the Annual Meeting, 6,190,531, or 76.3%, of the outstanding common shares entitled to vote were represented by proxy or in person.

(b)	(i) Directors elected at the Annual Meeting for a three year term to expire at the 2013 Annual Meeting of Shareholders:

Number of Votes:

	For	Withheld	Broker Non-Votes
John L. Bookmyer	4,201,505	519,946	1,469,080
Stephen L. Boomer	4,551,827	169,624	1,469,080
Peter A. Diehl	4,376,098	345,353	1,469,080
William J. Small	4,522,759	198,692	1,469,080

Other directors whose term of office continued after the Annual Meeting:

Jean A. Hubbard

Barbara A. Mitzel

James L. Rohrs

Thomas A. Voigt

Douglas A. Burgei

Dwain I. Metzger

Samuel S. Strausbaugh

(ii)	With respect to the vote to approve, in a non-binding advisory vote, First Defiance’s executive compensation disclosed in the proxy statement for the Annual Meeting:

Number of Votes:

For	Against	Broker Non-Votes	Abstain
5,606,100	439,266	—	145,165

(iii)	With respect to the vote to approve First Defiance’s 2010 Equity Incentive Plan:

Number of Votes:

For	Against	Broker Non-Votes	Abstain
4,124,167	482,865	1,466,080	117,419

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ Donald P. Hileman
Donald P. Hileman
Chief Financial Officer

Date: May 4, 2010

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